Skadden, Arps, Slate, Meagher & Flom llp

320 SOUTH CANAL STREET

Chicago, Illinois 60606-5707

________

TEL: (312) 407-0700

FAX: (312) 407-0411

www.skadden.com

December 30, 2025

NXG NextGen Infrastructure Income Fund

One Energy Square

4925 Greenville Avenue, Suite 1310

Dallas, Texas 75206

Re: NXG NextGen Infrastructure Income Fund —
Offering of Common Shares

Ladies and Gentlemen:

We have acted as special United States counsel to NXG NextGen Infrastructure Income Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Trust of up to [1,600,000] shares (the “Shares”) of common shares of beneficial interest, par value $0.001 per share of the Trust (the “Common Shares”), pursuant to the Distribution Agreement, dated December [30], 2025 (the “Distribution Agreement”), between the Trust and Foreside Fund Services, LLC.

This opinion letter is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)       the notification of registration on Form N-8A (File No. 811-22499) of the Trust filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on November 29, 2010;

(ii)        the registration statement on Form N-2 (File Nos. 333-287058 and 811-22499) of the Trust relating to the Common Shares and other securities of the Trust, filed with the Commission on May 8, 2025, under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and Pre-Effective Amendments Nos. 1 and 2 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on July 9, 2025 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

NXG NextGen Infrastructure Income Fund
December 30, 2025

(iii)       the prospectus and Statement of Additional Information, each dated July 9, 2025 (the “Base Prospectus”), in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(iv)       the prospectus supplement, dated December 30, 2025 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v)        an executed copy of a certificate of Brad Mead, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(vi)        a copy of the Trust’s Certificate of Trust dated November 16, 2010 (the “Certificate of Trust”), certified by the Secretary of State of the State of Delaware as of December 30, 2025, and certified as current pursuant to the Secretary’s Certificate;

(vii)        a copy of the Trust’s Second Amended and Restated Agreement and Declaration of Trust, by the Board of Trustees of the Trust (the “Board of Trustees”), dated as of July 26, 2012, as amended by Certificates of Amendment to the Trust’s Second Amended and Restated Declaration of Trust, dated March 26, 2020 and October 18, 2022, by the Board of Trustees (as so amended, the “Declaration of Trust”), certified as current pursuant to the Secretary’s Certificate;

(viii)       a copy of the Trust’s Amended and Restated By-Laws, as amended and in effect as of November 13, 2024 and as of the date hereof and certified as current pursuant to the Secretary’s Certificate;

(ix)        copies of certain resolutions of the Board of Trustees adopted on May 7, 2025 and August 21, 2025, relating to the registration of the Common Shares, the Shares and related matters, certified as current pursuant to the Secretary’s Certificate;

(x)       a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware; and

(xi)       an executed copy of the Distribution Agreement.

NXG NextGen Infrastructure Income Fund
December 30, 2025

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA. The Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Organizational Documents” means those documents listed in paragraphs (vi) through (viii) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when the Shares are issued and sold in accordance with the provisions of the Distribution Agreement upon payment of the consideration therefor determined by the Board of Trustees, the Shares will be validly issued and fully paid, and under the DSTA, the holders of the Shares will have no obligation to make further payments for the purchase of such Shares or contributions to the Trust solely by reason of their ownership of such Shares except as provided in Article VIII, Section 2 of the Declaration of Trust and except for their obligation to repay any funds wrongfully distributed to them.

In rendering the foregoing opinions we have assumed that, at all applicable times:

(a)       the Organizational Documents constitute the only governing instruments, as defined under the DSTA, of the Trust;

(b)       the Trust has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Trust satisfying the requirements of the DSTA;

(c)       (i) no procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Trust or its Board of Trustees or shareholders, as applicable, that would result in the liquidation, dissolution or winding-up of the Trust, (ii) no event has occurred that has adversely affected the good standing of the Trust under the laws of its jurisdiction of formation, and the Trust has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing, and (iii) no grounds exist for the revocation or forfeiture of the Certificate of Trust; and

NXG NextGen Infrastructure Income Fund
December 30, 2025

(d)       any Shares issued and sold pursuant to the Distribution Agreement are sold at a price that is not below either (i) the par value per Common Share or (ii) the then current net asset value per Common Share, exclusive of any distributing commission or discount, which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination.

NXG NextGen Infrastructure Income Fund
December 30, 2025

We hereby consent to the reference to our firm under the headings “Legal Matters” in the Prospectus forming part of the Registration Statement and “General Information—Legal Matters” in the statement of additional information forming part of the Registration Statement. We also hereby consent to the filing or incorporation by reference of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KTH